Exhibit 99.2

Q1 2015 Earnings Conference Call April 30, 2015

Industry Data and Forward-Looking Statements Disclaimer Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control. This presentation includes various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations or prospects and strategies for future growth, including with respect to estimated 2015 guidance. Statements in this presentation that are not historical are forward-looking statements. These statements are based on current expectations and we undertake no obligation to update these statements to reflect events or circumstances occurring after this presentation. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital; the ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item A “Risk Factors” of our Annual Reports on Form 10-K. This presentation contains non-GAAP financial information. We believe that certain non-GAAP financial measures may provide users of this financial information meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated February 26, 2015 for a reconciliation of certain non-GAAP measures presented in this presentation. 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 2

Towers Update Abilene Progress Abilene production returning to normal levels Plant throughput improved Steady improvement throughout the quarter “Abilene has turned the corner” West Coast Port Delays Re-sequenced production to avoid losing production slots Deferred $5M of revenue to Q2-Q3 Inventory increased $10M, but will be consumed later in year Managed well through port disruption 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 3 Production returns to normal - Abilene back on track 0 2 4 6 8 10 Q2 Q3 Q4 Jan Feb Mar Apr Abilene Production – Avg. Sections Per Week

Orders and Backlog Orders – $M $12M in Towers & Weldments orders in Q1 15 Q1 is typically seasonally weaker Gearing Q1 15 orders ahead 17% over PY; large wind replacement gearing order offset weak oil & gas orders Services orders down 47% compared to PY Order Backlog – $M Solid backlog at Q1 15 totaled $174M ~85% of Q2-Q4 2015 revenue was in backlog at Q1 2015 In discussions with tower customers for 2016-2017 orders - expect significant new orders in Q2 15 Q1 14 Q1 15 % Change Book : Bill Towers & Weldments $3.9 $11.8 203% .29 Gearing 8.3 9.7 17% 1.14 Services 3.6 1.9 -47% .97 Total $15.8 $23.3 47% .45 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 4 - 50 100 150 200 250 300 350 Millions

Wind Market Outlook 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 5 OEM’s on track to achieve bull case LCOE reduction NG in the short term appears to be the bear scenario Significant transmission in the planning process Clean Power Plan (CPP) is progressing Offshore – Likely the bear case Other factors 23% of PPA’s in 2014 were issued by commercial end users (Google, Walmart, Ikea) Source: Make Consulting GW’s 0 1 2 3 4 5 6 7 8 9 10 2014 2015 F 2016 F 2017 F 2018 F 2019 F 2020 F Bear Base Bull

Gearing Update Navigating well through rough oil and gas markets Revenue flat compared to PY Margins improved, achieved positive EBITDA Cost reductions initiated at end of Q1 15 Monitoring the markets closely © 2015 Broadwind Energy, Inc. All rights reserved. 6 4/30/15

Consolidated Financial Results 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 7 Sales down 13% from Q1 2014: Towers and Weldments -15%, Services -21% Gross margin – down 770 bp from Q1 2014 due to lower tower volumes Operating expense lower than Q1 2014; lower professional fees and restructuring expenses EPS loss of $.34, worse than Q1 2014

Towers and Weldments Q1 2014 Q1 2015 2014 FY Orders ($M) $3.9 $11.8 $77.6 Towers Sold (#) 108 103 435 Revenue ($M) 48.3 41.0 184.9 Operating Inc ($M) 5.6 1.1 18.1 -% of Sales 11.6% 2.8% 9.8% Adj. EBITDA ($M) 6.7 2.1 22.3 - % of Sales 13.8% 5.2% 12.0% Q1 Results Tower sections down 12% - no 4 section towers in 2015 Lower margin mix of towers Excess costs associated with Abilene production ramp-up and transportation costs to maintain production ($2.2M) $5M revenue and $1M operating profit will shift into Q2-Q3 Idled weldments plant in Wisconsin due to weak end markets Q2 outlook: $55-57M revenue; Op Income >10% 2015 Objectives Sell 2016 tower capacity Reduce tower production cost through increased welding and paint productivity Build and diversify weldments backlog Expand ERP system utilization 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 8 0 50 100 150 Q1 Q2 Q3 Q4 # of towers Quarterly Tower Sales 2014 2015 Forecast

Gearing Q1 2014 Q1 2015 2014 FY Orders ($M) $8.3 $9.7 $41.9 Revenue ($M) 8.8 8.6 42.3 Operating Loss ($M) -3.0 -1.2 -9.4 -% of Sales -33.8% -14.1% -22.3% Adj. EBITDA ($M) -.8 .1 -.9 - % of Sales -9.0 1.7 -2.2% Q1 Results Orders up 17% - mainly timing on wind gears Oil and gas orders down sharply – some deliveries being delayed Revenue nearly flat – good operational flow Margins improve – cost management, restructuring, depreciation all contribute Q2 outlook – similar to Q1 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 9 Q1 14 Q1 15 Orders by Industry 2015 Objectives Continue cross-training to improve labor productivity Close control of expenses and working capital Expand sales efforts to improve capacity utilization Industrial Oil & Gas Mining Steel Wind Industrial Oil & Gas Mining Steel

Services Q1 2014 Q1 2015 2014 FY Orders ($M) $3.6 $1.9 $15.7 Revenue ($M) 2.4 1.9 15.6 Operating Loss ($M) -1.3 -2.6 -4.5 -% of Sales -54.9% -135.4% -28.9% Adj. EBITDA ($M) -.9 -2.2 -3.1 - % of Sales -36.0% -111.0% -19.7% Q1 Results Weaker blade revenue $700K charge - community and kilowatt wind gearing inventories Seasonal order intake growth occurring Q2 outlook - $3-4M revenue, loss reduced to $500-700K Closing South Dakota gear shop by mid-year 2015 Objectives Increase gearbox rebuild throughput and capacity utilization in shop Expand customer base Improve margins Reduce overhead costs 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 10 Sales by Product Line Field Shop Blade Q1 2015 Field Shop Blade Q1 2014

Liquidity 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 11 Inventories at record balance – $5M in finished towers held, $5M extra steel on hand for Q4 2015 due to re-sequencing production Working capital spikes to $29.6M, 15% of sales, high end of BWEN historic range Year-end gross inventories forecast at <$40M Gross Inventory Working Capital cents per dollar sales - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Raw Materials WIP Finished Goods 0 2 4 6 8 10 12 14 16 18 20 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15

Balance Sheet Cash assets down significantly with increased working capital requirements to support Abilene production issues and West Coast port disruptions — will recover in 2H 2015; year-end estimate >$10M Net PPE declines as capital spending is less than depreciation Conservative capital structure – debt <$5M despite $1.2M credit line draw In discussions to modify and extend/replace $20M credit line during Q2 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 12

Consolidated Outlook

	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014	Q1 15		Q2 15*
Revenue-$M	$ 137.0	$ 186.0	$ 210.7	$ 215.7	$241.3	$ 51.1		$66-68
Gross Profit-$M	1.9	7.2	6.8	12.3	17.5	0.7		
-% (ex. Restructuring)	*1.4%*	*3.9%*	*4.0%*	*8.0%*	*7.8%*	*1.4%*		*9-10%*
Operating Expense-$M	30.4	27.6	24.1	25.6	23.4	5.7		
-% (ex. Restructuring)	*22.2%*	*14.6%*	*11.1%*	*11.3%*	*9.6%*	*11.2%*		
Operating Profit (Loss)-$M	(69.2)	(20.4)	(17.3)	(13.2)	(5.9)	(5.0)		1.5-3.0
Adj. EBITDA-$M	(9.2)	(2.1)	5.5	10.3	8.9	(1.9)		4-6
EPS, Continuing - $	(6.56)	(1.79)	(1.27)	(0.72)	(0.42)	(0.34)		.09-.18

* Estimate

Outlook Assumptions

- Abilene tower production returns to normal levels in Q2, Manitowoc continues outstanding performance; 500 tower capacity remains goal
- West Coast port issue resolved; $4M of deferred revenue included in Q2 outlook
- Gearing manages well through oil and gas and mining downturn, depreciation down $.5M per quarter, savings from consolidation in effect
- Cost reductions initiated at end of Q1 result in $.6M savings per quarter

4/30/15
© 2015 Broadwind Energy, Inc. All rights reserved.
13

Summary Turned the corner on Abilene production issues Q2 rebounding nicely with $66 - $68M of revenue, $4-6M of EBITDA and returning to profitability Expect to close at least one major tower order in Q2 Overhead expense reduction action benefits of $600k per quarter kick in Towers still on track to achieve production milestone of more than 500 towers Liquidity will normalize by year end with more than $10M of cash and no borrowings on the line of credit 4/30/15 © 2015 Broadwind Energy, Inc. All rights reserved. 14

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